Exhibit 99.1

OppFi Expands Bank Credit Facility to Support Growth of SalaryTap

CHICAGO, October 5, 2021 — OppFi Inc. (NYSE: OPFI) (“OppFi”), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, announced today that it has expanded its existing $25 million bank credit facility to $45 million. OppFi plans to use the expanded facility in part to support the growth and expansion of its SalaryTap product, an employer payroll-linked loan product, that is available in 33 states.

“This expanded facility is an important financial milestone for OppFi as it can help us further expand and grow the SalaryTap product and help everyday consumers gain access to simple and affordable financial products,” said Jared Kaplan, Chief Executive Officer, OppFi. “We see a growing market opportunity with this type of product as we look to further expand credit access to millions of consumers who have limited mainstream affordable options.”

In the second quarter, OppFi announced the expansion of SalaryTap into 33 markets as well as new relationships with financial care platforms, Best Money Moves and Brightside. OppFi plans to further expand the SalaryTap platform into additional states in the fourth quarter of 2021.

Additional information regarding the expanded bank credit facility is included in the Current Report on Form 8-K filed today by OppFi with the U.S. Securities and Exchange Commission.

About OppFi

OppFi (NYSE: OPFI) is a leading financial technology platform that powers banks to offer accessible products and a top-rated experience to everyday consumers. OppFi’s platform facilitates the installment loan products, OppLoans and SalaryTap, and the credit card product, OppFi Card. The company has been an Inc. 5000 company for six straight years, a two-time Deloitte’s Technology Fast 500™, and the seventh fastest-growing company in Chicagoland in 2021 by Crain’s Chicago Business. The company was also listed on the Forbes America 2021 list of America’s Best Startup Employers and Built In’s 2021 Best Places to Work in Chicago. OppFi maintains an A+ rating from the Better Business Bureau (BBB) and maintains a 4.8/5 star rating with more than 14,000 online customer reviews, making it one of the top customer-rated financial platforms online. For more information, please visit oppfi.com.

Forward-Looking Statements

This information includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on OppFi’s business; the impact of stimulus or other government programs; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by economic, business, and/or competitive factors; whether OppFi will be successful in launching SalaryTap, including whether there will be consumer or market acceptance of SalaryTap; and other risks and uncertainties indicated from time to time in OppFi’s filings with the SEC, including those under “Risk Factors” therein. OppFi cautions that the foregoing list of factors is not exclusive and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Media Contact

Wendy Serafin, SVP of Communications, OppFi

Media Relations: media@oppfi.com

Investor Relations: investors@oppfi.com

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